EXHIBIT 10.3

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                       NOTE AND EQUITY PURCHASE AGREEMENT




                                     between


                            CORNELL COMPANIES, INC.,

                        ITS SUBSIDIARIES SIGNATORY HERETO


                        AMERICAN CAPITAL STRATEGIES, LTD.

                                       and

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA





                                  JULY 21, 2000




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                                TABLE OF CONTENTS


                                                                           PAGE

ARTICLE 1 DEFINITIONS........................................................1

      1.1   Certain Definitions..............................................1

      1.2   Accounting Principles...........................................15

      1.3   Other Definitional Provisions; Construction.....................16

ARTICLE 2 ISSUE AND SALE OF SECURITIES......................................16

      2.1   Authorization and Issuance of the Notes.........................16

      2.2   Authorization and Issuance of the Warrants......................16

      2.3   Sale and Purchase...............................................16

      2.4   The Closing.....................................................17

ARTICLE 3 REPAYMENT OF THE NOTES............................................17

      3.1   Principal and Interest..........................................17

      3.2   Optional Prepayment of Notes....................................17

      3.3   Notice of Optional Prepayment...................................18

      3.4   Mandatory Prepayment............................................18

      3.5   Home Office Payment.............................................18

      3.6   Taxes...........................................................19

      3.7   Maximum Lawful Rate.............................................19

ARTICLE 4 CONDITIONS PRECEDENT..............................................20

      4.1   Conditions to Purchase of Securities............................20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES................23

      5.1   Representations and Warranties of the Loan Parties..............23

      5.2   Absolute Reliance on the Representations and Warranties.........30

ARTICLE 6 TRANSFER OF NOTES.................................................30

      6.1   Restricted Securities...........................................30

      6.2   Legends; Purchasers' Representations............................30

      6.3   Transfer of Notes...............................................30

      6.4   Replacement of Lost Securities..................................31

      6.5   No Other Representations Affected...............................31

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ARTICLE 7 COVENANTS.........................................................31

      7.1   Affirmative Covenants...........................................31

      7.2   Negative Covenants..............................................35

      7.3   Financial Covenants.............................................41

ARTICLE 8 EVENTS OF DEFAULT.................................................43

      8.1   Events of Default...............................................43

      8.2   Consequences of Event of Default................................45

ARTICLE 9 [INTENTIONALLY OMITTED]...........................................46

ARTICLE 10 [INTENTIONALLY OMITTED]..........................................46

ARTICLE 11 REGISTRATION RIGHTS..............................................46

      11.1  Piggyback Registrations.........................................46

      11.2  Demand Registration Rights......................................47

      11.3  Holdback Agreements.............................................48

      11.4  Registration Procedures.........................................48

      11.5  Registration Expenses...........................................51

      11.6  Indemnification.................................................51

      11.7  Participation in Underwritten Registrations.....................52

      11.8  Other Rights....................................................52

ARTICLE 12 MISCELLANEOUS....................................................53

      12.1  Successors and Assigns..........................................53

      12.2  Modifications, Amendments or Waivers............................53

      12.3  No Implied Waivers; Cumulative Remedies; Writing Required.......53

      12.4  Reimbursement of Expenses; Taxes................................53

      12.5  Holidays........................................................54

      12.6  Notices.........................................................54

      12.7  Survival........................................................55

      12.8  Governing Law...................................................55

      12.9  Jurisdiction, Consent to Service of Process.....................55

      12.10 Jury Trial Waiver...............................................56

      12.11 Severability....................................................56

      12.12 Headings........................................................56

      12.13 Indemnity.......................................................57

      12.14 Counterparts....................................................57

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      12.15 Integration.....................................................57

      12.16 The Company as Agent and Attorney-in-Fact.......................57

      12.17 Confidentiality.................................................57

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                       NOTE AND EQUITY PURCHASE AGREEMENT


                    $40,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                   SENIOR SUBORDINATED NOTES DUE JULY 21, 2007
                           OF CORNELL COMPANIES, INC.

                           WARRANTS TO PURCHASE SHARES
                           OF CORNELL COMPANIES, INC.



      THIS NOTE AND EQUITY PURCHASE AGREEMENT (this "Agreement"), dated as of July 21, 2000, is among Cornell Companies, Inc., a Delaware corporation (the "Company"), its Subsidiaries listed on Annex B hereto (the "Subsidiaries" and with the Company, the "Loan Parties"), AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation ("ACS") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("TIAA", together with ACS, "Purchasers" and each a "Purchaser"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.


                                    RECITALS

      A. In order to refinance certain existing indebtedness and to provide the Company with general working capital, the Loan Parties have proposed to sell to Purchasers the notes to be issued pursuant to this Agreement which notes shall be guaranteed by the Subsidiaries.

      B. In order to induce Purchasers to purchase the notes to be issued pursuant to this Agreement, the Company has agreed to issue and sell to Purchasers, in connection with the purchase of such notes, purchase warrants exercisable for shares of its Common Stock, subject to the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

      1.1 CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

      "ACS" has the meaning assigned to such term in the preamble hereto.

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      "Affiliate" means with respect to any Person, any other Person which is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) none of the wholly owned Subsidiaries of the Company shall be Affiliates, and
(c) neither Purchaser nor any of their Affiliates shall be an Affiliate of the Company.

      "Agreement" means this Note and Equity Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Asset Disposition" means, excluding Municipal Transactions, any sale, transfer, lease or other disposition of any asset of any Loan Party other than
(i) sales of inventory in the ordinary course of business, (ii) any sale, transfer, lease or other disposition by the Company to any wholly-owned Subsidiary of the Company, (iii) any sale, transfer, lease or other disposition by any Subsidiary of the Company to the Company or to any wholly-owned Subsidiary of the Company, (iv) sales of obsolete or worn-out Property, tools or equipment not used or useful in its business, (v) sales, transfers, leases or other dispositions the proceeds of which are (A) reinvested (or commitments for reinvestment are made) by the Company, its Subsidiaries or the entity completing such transaction in similar assets within 550 days of the completion of such sale, transfer, lease or other disposition or (B) used to make prepayments of the Senior Debt, the Senior Notes or the Notes, in accordance with the Credit Documents or this Agreement, respectively and (vi) other dispositions so long as the fair market value disposed of in any calendar year does not exceed $500,000.

      "Board of Directors" means the board of directors, board of managers or similar governing body of a Person.

      "Business" means the business of the Loan Parties as such is planned and intended to be conducted as of the date hereof and following any acquisitions permitted hereby.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in Texas are authorized or required by law to close.

      "Bylaws" means the bylaws, partnership agreement, operating agreement or similar governing instrument of a Person, including all amendments and supplements thereto.

      "Capital Expenditures" shall mean, for any Measurement Period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant, furniture, fixtures and equipment (including renewals, improvements and replacements thereof, but excluding repairs made in the ordinary course of business) during such period computed in accordance with GAAP.

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      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the rights to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and for purpose of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

      "Change of Control" means the occurrence of any of the following:

            (a) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Securities Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Securities Exchange Act) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Securities Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than forty percent (40%) of the issued and outstanding Common Stock or the total voting power of the Company; or

            (b) the failure of Initial Directors to constitute a majority of the Board of Directors of the Company.

      "Charter Documents" means the limited liability certificate, articles of incorporation, certificate of incorporation, charter or similar instrument of a Person, as applicable, including all amendments and supplements thereto.

      "Closing" means the closing of the purchase and sale of the Securities pursuant to this Agreement.

      "Closing Date" means the date and time for delivery and payment of the Securities as finally determined pursuant to Section 2.4 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the Company's common stock, $.001 par value.

      "Company" has the meaning assigned to such term in the preamble hereto.

      "Controlled Group" means the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.

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      "Correctional and Detention Facility Contract" shall mean any contract with a municipal, state or federal government, or agency, instrumentality or political subdivision thereof, relating to the management by the Company or its Subsidiaries of a correctional and/or detention facility or to other related lines of business, as amended or modified from time to time.

       "Credit Documents" means collectively (a) that certain Fourth Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of July 21, 2000 by and among the Company, certain of its Subsidiaries signatory thereto, Atlantic Financial Group, Ltd., the other lenders signatory thereto ("SENIOR LENDERS"), ING (U.S.) Capital LLC, a Delaware limited liability company, as agent for the Senior Lenders, (b) that certain Amended and Restated Master Agreement (the "MASTER AGREEMENT") dated as of July 21, 2000 by and among the Company, certain Subsidiaries of the Company signatory thereto, Atlantic Financial Group, Ltd., certain financial institutions signatory thereto as lenders and ING (U.S.) Capital LLC, as administrative agent, (c) that certain Note Purchase Agreement (the "Senior Note Agreement") dated as of July 15, 1998 by and among the Company and each of the purchasers listed on Schedule A thereto, and (d) the other agreements, instruments and documents executed in connection with the Credit Agreement, Master Agreement and the Senior Note Agreement.

      "Debt Service" shall mean, for any Measurement Period, the sum, for the Company and its Subsidiaries, other than any Designated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such Measurement Period PLUS (b) all Interest Expense for such Measurement Period.

      "Default" means any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

      "Direct Competitor" means a Person that is not a Loan Party who is engaged in the business of operating correctional, and/or detention facilities, juvenile facilities, pre-release facilities or substance abuse rehabilitation facilities or related lines of business in which a Loan Party is engaged.

      "EBITDAR" means, for any Measurement Period, the sum of the following for the Company and its Subsidiaries, (determined without duplication in accordance with GAAP):

            (a) net income for such Measurement Period, LESS extraordinary gains for such Measurement Period to the extent included in net income for such Measurement Period, PLUS

            (b)   Interest Expense for such Measurement Period, PLUS

            (c) provisions for federal, state, local and foreign income taxes (other than taxes on extraordinary gains), whether paid or deferred, made during such Measurement Period, to the extent deducted in determining net income for such Measurement Period, PLUS

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            (d) the aggregate amount of depreciation and amortization expense for such Measurement Period, to the extent deducted in determining net income for such Measurement Period, PLUS

            (e) the aggregate amount of (i) accretion expense with respect to options or rights to acquire the Company's common stock and (ii) any write-off of expenses arising in connection with the Notes, in each case to the extent deducted in determining net income for such Measurement Period, PLUS

            (f) the net income of any Person that is accounted for by the equity method of accounting, but only to the extent of dividends paid to the Company or any of its Subsidiaries, PLUS

            (g) the aggregate amount of non-cash expense for such Measurement Period associated with the closure and post-closure reserves of a plant or facility owned by the Company or any of its Subsidiaries, PLUS

            (h) the aggregate amount of all other non-cash expenses for such Measurement Period to the extent not specifically described above in this definition; PLUS

            (i) the aggregate amount of Rent Expense for such Measurement Period; PLUS

            (j) the aggregate amount of Pre-opening Expenses and Start-up Expenses for such Measurement Period;

            PROVIDED, that with respect to:

                  (i) any Eligible Acquisition made during such Measurement
            Period, "EBITDAR" shall include the actual EBITDAR attributable to the business acquired in such Eligible Acquisition for the 12 month period ending on the last day of such Measurement Period, including, if necessary, EBITDAR prior to consummation of such Eligible Acquisition so that it represents the equivalent of twelve (12) months of EBITDAR (and may reflect Pro Forma Adjustments); and

                  (ii) any Eligible New Contract entered into by the Company or any of its Subsidiaries during such Measurement Period, "EBITDAR" shall include the following:

                        (x) if the Company or such Subsidiary has provided services pursuant to such Eligible New Contract for less than three calendar months after the end of the Start-up Period, an amount equal to the estimated "EBITDAR" attributable to the operations resulting from such Eligible New Contract (and may reflect Pro Forma Adjustments) for the 12-month period beginning on the date on which the Company or such Subsidiary began providing services pursuant to such Eligible New Contract, or

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                        (y)   if the Company or such Subsidiary has provided
                              services pursuant to such Eligible New Contract for three calendar months or more after the end of the Start-up Period, an amount equal to actual EBITDAR attributable to the operations resulting from such Eligible New Contract for each complete month that has elapsed since the date three months after the end of the Start-up Period (such amount to be annualized so that it represents the equivalent of 12 months of EBITDAR).

      "EBITDAR Ratio I" shall mean, at any date, the ratio of the following:

            (a) all Senior Debt on such date (other than the B Guarantee), to

            (b) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date.

      "EBITDAR Ratio II" shall mean, at any date, the ratio of the following:

            (a) all Indebtedness of the Loan Parties on such date to

            (b) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date.

      "Eligible Acquisition" shall mean any acquisition by any Loan Party (regardless of the structure of the transaction) of the capital stock of, or all or substantially all of the assets of, any Person (or of a line of business or business segment of any Person), that was, immediately prior to such acquisition, engaged primarily in the business of operating correctional and/or detention facilities, juvenile facilities, pre-release facilities, substance abuse rehabilitation facilities or related lines of business, PROVIDED THAT an acquisition will only be an Eligible Acquisition if: (i) consented to by the Purchasers (which approval shall not be unreasonably withheld) if the consideration to be paid for such Eligible Acquisition will exceed $20,000,000;
(ii) such Loan Party provides to the Purchasers evidence to the satisfaction of the Purchasers that the EBITDAR of the business to be acquired in such Eligible Acquisition (based on actual results with Pro Forma Adjustments) for the period of 12 consecutive months most recently preceding the proposed date of such Eligible Acquisition is greater than $1; and (iii) such Loan Party provides to the Purchasers evidence to the satisfaction of the Purchasers that the consideration to be paid for such Eligible Acquisition (including any Indebtedness assumed) will not exceed the product of (x) EBITDAR with respect to the business to be acquired in such Eligible Acquisition (based on actual results with Pro Forma Adjustments) for the 12 month period ending on the proposed date of consummation of such Eligible Acquisition and (y) six.

      "Eligible New Contract" shall mean any acquired (or to be acquired) Correctional and Detention Facility Contract, a newly executed Correctional and Detention Facility Contract, an amendment to an existing Correctional and Detention Facility Contract or an expansion under an existing Correctional and Detention Facility Contract.

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      "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Laws" shall mean any and all applicable, currently published and enforceable Federal, state, local and foreign laws, codes, rules or regulations, and any orders, decrees, judgments or injunctions binding upon the Loan Parties, relating to the regulation or protection of human health, worker safety and protection or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

      "Equity Issuance" shall mean (a) any issuance or sale by any Loan Party after the date hereof of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of any Loan Party pursuant to the Management Option Plan and any capital stock of the Company issued upon the exercise of such warrants or options or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in any Loan Party or (b) the receipt by any Loan Party after the date hereof of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (A) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, or (B) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

      "Event of Bankruptcy" means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by the Company of its inability to pay its debts generally as they become due,
(c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the federal bankruptcy code,

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insolvency or other similar law now or hereafter in effect, by the order of a court of competent jurisdiction which shall not be dismissed or stayed within sixty (60) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the federal bankruptcy code, insolvency or other similar law now or hereafter in effect, shall be filed against such Person and shall not be dismissed or stayed within sixty (60) days.

      "Event of Default" means any of the events of default described in Section
8.1 hereof.

      "Fiscal Year" or "fiscal year" means each twelve-month period ending on December 31 of each year.

      "Fixed Charges Ratio" shall mean, for any Measurement Period, the ratio of: (a) the sum of (i) EBITDAR for the period of 12-consecutive months ending on or most recently ended prior to such Measurement Period, MINUS (ii) Capital Expenditures made by the Company and its Subsidiaries during such Measurement Period to the extent not financed with the proceeds of the Senior Debt, MINUS
(iii) taxes paid in cash during such Measurement Period, TO (b)Debt Service for such Measurement Period.

      "Future Synthetic Lease Financing" shall mean one or more Synthetic Lease Transactions entered into after the date of this Agreement.

      "GAAP" has the meaning assigned to such term in Section 1.2 hereof.

      "Governmental Authorities" means any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

      "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

      "Guarantee Agreement" has the meaning assigned to such term in Section 4.1(f)(xii) hereof.

      "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls ("PCB'S") and (b) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or any similar denomination intended to classify

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substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity; but shall not include naturally occurring materials existing in background conditions.

      "Impermissible Qualification" shall mean any qualification, exception or other statement in any opinion or certification of any independent public accounts which either (a) is of a "going concern" or similar nature; or (b) relates to the limited scope of examination of matters relevant to the financial statements referred to in such opinion or certification not customarily contained in a report of independent certified public accountants.

      "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person and in the case of the Company, the assumed principal component of the lease obligations under the FF&E Lease (net of the amount of the unamortized gain under the FF&E Lease); (f) Indebtedness of others Guaranteed by such Person. For the avoidance of doubt, the Synthetic Lease Loans and the B Loans, together with the principal components of each Future Synthetic Lease Financing shall constitute "Indebtedness".

      "Initial Director" means (i) a member of the board of directors of the Company as of the Closing Date and (ii) a member of the board of directors of the Company nominated by the vote of at least sixty percent (60%) of the members of the board of directors of the Company as of the Closing Date.

      "Interest Coverage Ratio" shall mean, for any Measurement Period, the ratio of (a) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such Measurement Period to (b) Interest Expense for such Measurement Period.

      "Interest Expense" shall mean, for any Measurement Period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such Measurement Period (whether or not actually paid during such Measurement Period), PLUS (b) the net amount payable (or MINUS the net amount receivable) under the Interest Rate Protection Agreements during such Measurement Period (whether or not actually paid or received during such Measurement Period), MINUS (c) direct reimbursements received by an Loan Party during such Measurement Period by a party to a Correctional and Detention Facility Agreement, to the extent that such reimbursements relate to interest expense of the Company or one of its Subsidiaries, PLUS (d) the interest component of any payments in

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respect of the 1998 Synthetic Lease Financing and any Future Synthetic Lease
Financing accrued or capitalized during such Measurement Period (whether or not actually paid during such Measurement Period).

      "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

       "Investment" as applied to any Person means the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

      "Laws" means all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

      "Lien" means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease, other than an operating lease, in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

      "Management Option Plan" means an option, stock appreciation rights or similar long term incentive plan approved by the Company's board of directors, or a committee thereof, that will provide for the issuance of options to purchase Common Stock or Common Stock Equivalents.

      "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole.

      "Measurement Date" has the meaning assigned to such term in Section 7.3 hereof.

      "Measurement Period" means, as of a particular date, the shorter of (i) the period since the Closing Date and (ii) the twelve months ending on such date, unless specifically stated otherwise in a particular provision of this Agreement.

      "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

       "Municipal Transaction" shall mean a transaction:

            (a) in which the Company or one or more of its Subsidiaries transfers one or more correctional and/or detention facilities (a "Transferred Facility") to a Person that is not a Subsidiary or Affiliate of the Company and that is created exclusively for purposes of consummating such transaction (an "SPV") for a consideration consisting of cash (a "Municipal Transaction Transfer");

            (b) in which such SPV incurs Indebtedness; and

            (c) in which the Company and such SPV enter into a management agreement, lease or similar arrangement pursuant to which the Company agrees to manage or lease-back such Transferred Facility; provided that:

                  (i) the Company shall have  furnished to Purchasers  copies of all of the documentation for such transaction; and

                  (ii) Purchasers shall have approved such transaction, which approval shall not be unreasonably withheld (PROVIDED that Purchasers shall not condition their approval on the payment of a fee). Purchasers agree that Purchasers shall consent to any such Municipal Transaction if, as reasonably determined by Purchasers, the net cash flows related to the property subject to the Municipal Transaction during the remaining term of the Notes is not more than twenty percent (20%) greater than the scheduled principal and interest payments on the Company's Senior Debt during the remaining term of the Notes would be if the Municipal Transaction had not taken place.

            "Net Available Proceeds" shall mean:

             (i) in the case of any Asset Disposition or any Municipal Transaction Transfer, the amount of Net Cash Payments received in connection with such Asset Disposition or such Municipal Transaction Transfer;

             (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Loan Parties in respect of such Casualty Event net of (A) reasonable expenses incurred by the Loan Parties in connection therewith and (B) contractually required repayments of Indebtedness and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

             (iii) in the case of any incurrence of Indebtedness, the aggregate amount of all cash received by the Loan Parties in respect of such incurrence net of fees and expenses incurred by Loan Parties in connection therewith; and

             (iv) in the case of any Equity Issuance, the aggregate amount of all cash received by the Loan Parties in respect of such Equity Issuance net of fees and expenses incurred by the Loan Parties in connection therewith.

       "Net Cash Payments" shall mean, with respect to any Asset Disposition or any Municipal Transaction Transfer, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Loan Parties directly or indirectly in connection with such Asset Disposition or any Municipal Transaction Transfer; PROVIDED that

(a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Loan Parties in connection with such Asset Disposition or such Municipal Transaction Transfer, (ii) any federal, state, local and foreign taxes estimated to be payable by the Loan Parties as a result of such Asset Disposition or such Municipal Transaction Transfer (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local governmental authority within three months of the date of such Asset Disposition or such Municipal Transaction Transfer) and (iii) any required deposits or hold backs (until such time as such required deposit or hold back is released), (b) Net Cash Payments shall be net of any repayments by any Loan Party of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Asset Disposition or such Municipal Transaction Transfer and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property and (c) Net Cash Payments shall exclude the amount of any reasonable reserves established by any Loan Party, in accordance with GAAP, against any liabilities retained by such Loan Party, which liabilities are associated with the Property that is the subject of such Asset Disposition or such Municipal Transaction Transfer (but only during such period as such reserves are actually maintained), including (without limitation) any indemnification obligations, pension and other post-employment benefit liabilities, workers' compensation liabilities, liabilities associated with retiree benefits, liabilities relating to environmental matters and liabilities relating to any Guarantee of Indebtedness secured by a Lien on such Property.

       "Net Worth" shall mean, for any Measurement Period for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount of capital stock; PLUS (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); PLUS (c) any warrant accretion expense (as that term is used in GAAP) or any original issue discount accretion expense (as such term is used in GAAP) arising after the Closing Date; PLUS (d) the value ascribed to any warrants issued to a Senior Lender and the cumulative effect of any change in the valuation of such warrants; PROVIDED that any predecessor basis adjustment required under GAAP shall be disregarded in calculating "Net Worth."

       "1994 Shares" means those shares of the Common Stock that are held by Persons which have demand or piggyback registration rights pursuant to that certain Registration Rights Agreement by and among the Company, David Cornell, and the other parties signatory thereto, dated as of March 31, 1994, as amended.

       "1998 Synthetic Lease Financing" shall mean the Synthetic Lease Financing as amended and restated of even date, in which (a) the A Lenders (as that term is defined in the definitions of "Synthetic Lease Financing" in the Credit Documents) are the Synthetic Lease Lenders thereunder, and (b) the B Guarantee and the C Investment (as those terms are defined in the definition of "Synthetic Lease Financing" in the Credit Documents) are not secured by the Collateral for the Senior Debt.

       "1999 Shares" means those shares of Common Stock held by Persons who have demand or piggyback registration rights pursuant to that certain Registration Rights Agreement by and between the Company and the Investors (as defined therein) signatory thereto, dated as of October 14, 1999.

      "Note Documents" means this Agreement, the Notes, the Warrants, the Guarantee Agreement and such other agreements executed in connection with the transactions contemplated therein.

      "Notes" has the meaning set forth in Section 2.1 hereof.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

      "Permitted Liens" has the meanings assigned to such term Section 7.2(b) hereof.

      "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

      "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Loan Parties or any member of the Controlled Group.

       "Preferred Stock" means the Company's preferred stock, $.001 par value.

      "Pre-opening Expenses" shall mean operating expenses attributable to the operations of an Eligible New Contract (including, but not limited to, salaries and wages, fringe benefits, training costs, supplies, and professional fees) incurred prior to the date on which the Company began providing services pursuant to such Eligible New Contract, but only to the extent that such expenses have been reviewed and approved by the Purchasers and are determined in accordance with GAAP.

      "Pro Forma Adjustments" shall mean reasonable adjustments for (a) non-recurring or extraordinary expenses, (b) operating efficiencies, (c) census levels and (d) per diem rates that have been reviewed and consented to by the Purchasers, which consent shall not be unreasonably withheld.

       "Properties and Facilities" has the meaning assigned to such term in
Section 5.1(r).

      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

       "Purchaser and Purchasers" have the meanings assigned to such terms in the preamble hereto and in Section 6.2 hereof. With respect to any right or action to be taken by the Purchasers under this Agreement, the term Purchasers means Purchasers representing a majority in interest of the principal amount of the Notes.

      "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 ET SEQ.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

      "Registrable Securities" means any Common Stock purchased upon the exercise of any Warrant.

      "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

       "Rent Expense" shall mean, for any Measurement Period:

      (a) the aggregate amount of rent payments made by the Loan Parties during such period in respect of any Synthetic Lease Financing, as defined in the Credit Agreement (including, without limitation, the 1998 Synthetic Lease Financing; and

      (b) the aggregate amount of rent payments made minus the amount of amortized gain by the Loan Parties during such period in respect of that certain Lease Agreement dated as of November 23, 1999 (as modified and supplemented and in effect from time to time, the "FF&E Lease") among the Company and certain of its Subsidiaries, as Lessees, and First Security Bank, National Association, as Owner Trustee, as Lessor, and in respect of any other transaction entered into by the Loan Parties that is a lease of furniture, fixtures and equipment.

For the avoidance of doubt, the parties agree that any other rent payments (including rent payments in respect of any Municipal Transaction) shall not constitute "Rent Expense" for purposes of this Agreement.

      "Reportable Event" means any of the events that are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. ss. 2615.3(a) is waived.

      "SEC" means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

      "Securities" has the meaning assigned to such term in Section 2.3 hereof.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Senior Debt" means all Indebtedness in connection with the Senior RLOC, the Senior Synthetic Loans and the Senior Notes and any other Indebtedness that is not subordinated to the payment of other Indebtedness; PROVIDED, HOWEVER, that (i) the maximum amount of such Indebtedness shall only increase after the Closing Date if the incurrence of such additional Indebtedness does not violate Sections 9.10, 9.11, 9.12, 9.13, 9.14 and 9.15 of the Credit Agreement as of the date hereof without giving effect to any amendments, modifications or restatements thereof and (ii) such Indebtedness must be permitted under the Senior RLOC.

      "Senior Notes" means those certain 7.74% Senior Secured Notes of the Company due July 15, 2010.

      "Senior RLOC" means a secured revolving line of credit facility extended to the Loan Parties and agented by ING (U.S.) Capital LLC pursuant to the Credit Documents, and any replacement or refinancing thereof.

      "Senior Synthetic Loans" means: (i) the Synthetic Lease Financing, as defined in the Credit Documents, (ii) 1998 Synthetic Lease Financing, as defined in the Credit Documents, and (iii) all Future Synthetic Lease Financing, as defined in the Credit Documents.

      "Start-up Expenses" shall mean operating expenses attributable to the operations of an Eligible New Contract incurred during the Start-up Period therefor, net of the revenues recognized under such Eligible New Contract during the Start-up Period, but only to the extent that such expenses have been reviewed and approved by the Purchasers.

      "Start-up Period" shall mean, with respect to any Eligible New Contract, the period of time, not to exceed six months, commencing on the date the Company began providing service pursuant to such Eligible New Contract until the last day of the month in which 90% of the maximum occupancy under such Eligible New Contract was reached and are determined in accordance with GAAP

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

       "Taxes" has the meaning assigned to such term in Section 3.6 hereof.

       "UST" means an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

      "Warrants" has the meaning assigned to such term in Section 2.2 hereof.

      "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      1.2 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

      1.3 OTHER DEFINITIONAL PROVISIONS; CONSTRUCTION. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived in writing by each Purchaser. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (that are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Texas Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                   ARTICLE 2

                          ISSUE AND SALE OF SECURITIES

      2.1 AUTHORIZATION AND ISSUANCE OF THE NOTES. The Loan Parties have duly authorized the issuance and sale to Purchasers of $40,000,000 in aggregate principal amount of the Loan Parties' Senior Subordinated Notes Due July 21, 2007 (the "Notes," including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof) to be substantially in the form of the note attached hereto as Exhibit A. At the Closing, $30,000,000 in aggregate principal amount of the Notes shall be purchased by ACS and $10,000,000 in aggregate principal amount shall be purchased by TIAA.

      2.2 AUTHORIZATION AND ISSUANCE OF THE WARRANTS. The Company has duly authorized the issuance and sale to Purchasers of Warrants substantially in the form of the warrant attached hereto as Exhibit B (collectively, the "Warrants" and individually, a "Warrant") evidencing ACS' right to acquire 217,778 shares of Common Stock, representing 2.2125% of the issued Common Stock and TIAA's right to acquire 72,592 shares of Common Stock representing .7375% of the issued Common Stock totaling 2.95% of the issued Common Stock, each on a fully diluted basis at the time of Closing.

      2.3 SALE AND PURCHASE. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Loan Parties shall sell to each Purchaser, and each Purchaser shall purchase from the Loan Parties, (a) the Notes in the aggregate principal amount set forth in
Section 2.1 hereof for $40,000,000 in the aggregate and (b) the Warrants for $100 in the aggregate. (The Warrants and the Notes are sometimes referred to herein collectively as the "Securities.")

      2.4 THE CLOSING. Delivery of and payment for the Securities (the "Closing") shall be made at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, 600 Travis Street, Houston, Texas 77002 commencing at 10:00 a.m., local time, on July 6, 2000, or at such other place or on such other date on or before July 31, 2000, as may be mutually agreeable to the Loan Parties and Purchasers. The date and time of the Closing as finally determined pursuant to this Section
2.4 are referred to herein as the "Closing Date." Delivery of the Securities shall be made to each Purchaser against payment of the purchase price therefor, less any other amounts payable pursuant to Section 4.1(g) hereof, in federal funds by check or draft payable to or upon the order of the Loan Parties, or by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and each Purchaser. The Securities shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as each Purchaser may request in writing not less than two (2) Business Days before the Closing Date.

                                   ARTICLE 3

                             REPAYMENT OF THE NOTES

      3.1 PRINCIPAL AND INTEREST. The Company covenants and agrees to make payments on the Notes on the first Business Day of each September, December, March and June, commencing on September 1, 2000, during the term of the Notes, equal to accrued interest in arrears computed at a fixed annual rate equal to 12.875%. Interest will be computed on the basis of a year with 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The principal balance of the Notes and all accrued and unpaid interest shall be due and payable in full on July 21, 2007.

      3.2 OPTIONAL PREPAYMENT OF NOTES. Subject to the terms of this Section 3.2, the Loan Parties may prepay the outstanding principal amount of the Notes in whole or in part at any time at a price equal to (1) the accrued interest, if any, to the date set for prepayment, plus (2) 100% of the principal amount prepaid, plus (3) a prepayment fee representing the amortization of certain of Purchasers' costs incurred in connection with the purchase of the Notes equal to the principal amount prepaid multiplied by the following percentage:

              IF PREPAID DURING
             THE 12 MONTH PERIOD
              ENDING ON JUNE 30
            OF THE FOLLOWING YEARS:         PERCENTAGE
            -----------------------         ----------
                   2001                        3%
                   2002                        2%
                   2003                        1%
                Thereafter                     0%

Any prepayment must be in integer multiples of $1,000,000 (or such lesser principal amount then outstanding under all of the Notes). All prepayments to the Purchasers shall be allocated to ACS and TIAA in percentages in accordance with the aggregate principal amount of the Notes each Purchaser holds.

      3.3 NOTICE OF OPTIONAL PREPAYMENT. If the Loan Parties shall elect to prepay any Notes pursuant to Section 3.2 hereof, the Loan Parties shall give notice of such prepayment to each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, (b) the principal amount of such Notes to be prepaid on such date, and (c) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the president or the vice president and of the treasurer of the Company that such prepayment is being made in compliance with Section 3.2. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.

      3.4 MANDATORY PREPAYMENT. The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment fee computed in accordance with Section 3.2, as if such prepayment were a voluntary prepayment, in the event of the following occurrences:

            (a) a Change of Control; or

            (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of equity securities and Underlying Common Stock hold less than 50% of the voting securities, calculated on a fully diluted basis, of the resulting Persons entitled to vote in the election of directors, managers or similar functions.

      3.5 HOME OFFICE PAYMENT. So long as any of the Purchasers or their successors and assigns shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Loan Parties will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below the holder's name in Annex A, or by such other method or at such other address as the holder shall have from time to time specified to the Loan Parties in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Loan Parties made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Loan Parties at their principal executive office.

      3.6 TAXES. Any and all payments by the Loan Parties hereunder or under the Notes or other Note Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding, taxes imposed on each Purchaser's net income or capital and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or qualified to do business or doing business or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Loan Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Note Document to or for the benefit of each Purchaser, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), such Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Note Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by each Purchaser of its rights under any and all Note Documents (collectively, "Other Taxes"). The Loan Parties, jointly and severally, will indemnify Purchaser for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date each Purchaser provides the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by each Purchaser in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section
3.6 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to each Purchaser, the original or certified copy of a receipt evidencing payment thereof.

      3.7 MAXIMUM LAWFUL RATE. This Agreement, the Notes and the other Note Documents are hereby limited by this Section 3.7. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchaser for the use, forbearance or detention of money exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to each Purchaser in excess of the maximum amount permissible under such applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, each Purchaser shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by such Purchaser, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Loan Parties. All sums paid or agreed to be paid to the holder of the Notes for the use, forbearance or detention of the loans evidenced by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

      4.1 CONDITIONS TO PURCHASE OF SECURITIES. The obligation of each Purchaser to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, of the following conditions precedent:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

            (b) MATERIAL ADVERSE CHANGE. There will have been no fact which causes a Material Adverse Effect since December 31, 1999.

            (c) LIEN SEARCHES. Each Purchaser shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

            (d) SENIOR DEBT. (i) The Senior RLOC shall be in place on terms reasonably satisfactory to each Purchaser; there shall be not less than $60,000,000 of borrowing availability thereunder; (ii) the Senior Synthetic Loans shall be in place (iii) the Senior Notes shall be in place; and (iv) each lender under the Senior RLOC and the Senior Synthetic Loans (other than the Senior Notes) and the Purchasers shall have entered into a Subordination Agreement on terms reasonably satisfactory to the Purchasers.

            (e) EQUITY. The Company shall have no less than $97,000,000 of equity at the Closing Date.

            (f) CLOSING DOCUMENTS. The Loan Parties will have delivered or caused to be delivered to each Purchaser all of the following documents in form and substance satisfactory to each Purchaser:

                (i) Notes (as designated by each Purchaser pursuant to Section
            2.1 hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Loan Parties;

                (ii) one or more Warrants (as designated by each Purchaser pursuant to Section 2.4 hereof) evidencing the right to acquire the number of Common Stock set forth in Section 2.2 hereof, subject to adjustment from time to time in accordance with the terms thereof;

                (iii) certificates of good standing for each of the Loan Parties issued by its state of organization and each jurisdiction where it is qualified to do business as a foreign business entity;

                (iv) copies of the Charter Documents of each of the Loan
            Parties, certified by the appropriate governmental official of the jurisdiction of its organization;

                (v) copies of the Bylaws of each of the Loan Parties, certified as of the Closing Date by the secretary, assistant secretary or other comparable officer of the respective Loan Parties;

                (vi) certificates of the secretaries, the assistant secretaries or other comparable officers of each of the Loan Parties, certifying as to the names and true signatures of the officers of the respective Loan Parties authorized to sign this Agreement and the other documents to be delivered by each of the Loan Parties hereunder;

                (vii) copies of the respective resolutions duly adopted by each of the Loan Parties' Board of Directors authorizing the execution, delivery and performance by the Loan Parties of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the Loan Parties are a party, certified as of the Closing Date by the secretaries or assistant secretaries or other comparable officers of the Loan Parties;

                (viii) certificates dated as of the Closing Date from an officer of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied by or on behalf of the Loan Parties or waived by each Purchaser;

                (ix) certificates of insurance evidencing the existence of all insurance required to be maintained by each of the Loan Parties pursuant to Section 7.1(c);

                (x) an opinion of Locke Liddell & Sapp LLP, counsel to the Loan
            Parties, in form and substance satisfactory to each Purchaser;

                (xi) payoff letters and related documents from ING (U.S.)
            Capital LLC in form and substance reasonably satisfactory to each Purchaser, providing for the repayment in full of all amounts owing by the Loan Parties under the Subordinated Bridge Loan Agreement dated October 14, 1999 to such entities with the proceeds of the purchase and sale of the Securities;

                (xii) guaranties, in form and substance acceptable to the
            Purchasers, in their sole discretion, executed by all of the Subsidiaries of the Company (the "Guarantee Agreement"); and

                (xiii) such other documents relating to the transactions
            contemplated by this Agreement as each Purchaser or its special counsel may reasonably request.

            (g) PURCHASERS' FEES AND EXPENSES.

                (i) FEES. On the Closing Date, the Loan Parties shall pay the amount of $600,000 to ACS and $325,000 to TIAA (and the Loan Parties hereby authorize each Purchaser to deduct from the aggregate proceeds from the sale of the Notes by the Loan Parties, the unpaid amount of such fees); and

                (ii) OTHER FEES AND EXPENSES. On the Closing Date, the Loan
            Parties shall have paid the reasonable fees and expenses of each Purchaser, payable by the Loan Parties pursuant to Section 12.4 hereof (and the Loan Parties hereby authorize each Purchaser to deduct from the aggregate proceeds of the sale of the Notes by the Loan Parties, all such amounts).

            (h) LEGAL INVESTMENT. On the Closing Date, each Purchaser's purchase of the Securities shall not be prohibited by any applicable law, rule or regulation of any governmental authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any governmental authority, in each case subsequent to the date of this Agreement.

            (i) PROCEEDINGS. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to each Purchaser and its special counsel.

            (j) WAIVER. Any condition specified in this Section 4.1 may be waived by each Purchaser; provided that no such waiver will be effective against Purchaser unless it is set forth in a writing executed by each Purchaser.

            (k) WORKING CAPITAL. The Company shall have no less than $22,000,000 of working capital at the Closing Date, as calculated without giving effect to that certain Subordinated Bridge Loan Agreement dated as of October 14, 1999.

                                   ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

      5.1 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES. As a material inducement to each Purchaser to enter into this Agreement and purchase the Notes and the Warrants, the Loan Parties hereby, jointly and severally, represent and warrant to each Purchaser as follows:

            (a) ORGANIZATION AND POWER. Each of the Loan Parties (i) is a corporation or, in the case of Cornell Corrections of Georgia, L.P. and The Cornell Cox Group, L.P., a limited partnership, duly organized, validly existing and in good standing under the laws of its respective state of incorporation or organization as indicated on the Corporate Schedule, (ii) has all requisite corporate, partnership or other organizational power and authority and all material governmental licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and (iii) is qualified to do business in the jurisdictions shown on the Corporate Schedule, which constitute every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect. The copies of the organizational documents of the Loan Parties that have been furnished to each Purchaser reflect all amendments made thereto at any time on or prior to the date of this Agreement and are correct and complete in all material respects.

            (b) PRINCIPAL BUSINESS. The Loan Parties are primarily engaged in the business of operating correctional, and/or detention facilities, juvenile facilities, pre-release facilities and substance abuse rehabilitation facilities, and related lines of business.

            (c) FINANCIAL STATEMENTS AND FINANCIAL PROJECTIONS.

                (i) FINANCIAL STATEMENTS. The Company has delivered to each
            Purchaser copies of the Company's audited consolidated year-end financial statements for and as of the end of the fiscal years ended December 31, 1999 (the "Annual Statements"). The Annual Statements
            (A) were compiled from the books and records maintained by the Company's management, (B) are correct and complete and fairly represent the consolidated financial condition of the Company as of their dates and the results of operations for the fiscal periods then ended, (C) have been prepared in accordance with GAAP consistently applied and (D) were audited by Arthur Andersen LLP.

                (ii) FINANCIAL PROJECTIONS. The Company has delivered to each
            Purchaser financial projections of the Company, on a consolidated basis, for the period 2000 through 2005 derived from various assumptions of the Company's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present conditions and the present intentions of the Company's management. The Financial Projections accurately reflect the liabilities of the Loan Parties upon consummation of the transactions contemplated hereby as of the Closing Date.

                (iii) BALANCE SHEET. The Company has delivered to each Purchaser a balance sheet, on a consolidated basis, as of May 31, 2000 (the "Balance Sheet"). The Balance Sheet was compiled from the books and records maintained by the Company, is correct and complete and fairly represents the consolidated financial condition of the Company as of its date and the results of the fiscal periods then ended and has been prepared in accordance with GAAP consistently applied, subject to normal year end audit adjustments.

                (iv) ACCURACY OF FINANCIAL STATEMENTS. The Loan Parties do not
            have any material liabilities, contingent or otherwise, or forward or long-term commitments, in each case, of a type to be reflected in a balance sheet prepared in accordance with GAAP that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no anticipated losses from any commitments of the Loan Parties which may cause a Material Adverse Effect.

            (d) CAPITALIZATION AND RELATED MATTERS. As of the Closing Date and immediately thereafter, the authorized capitalization of the Company will consist of 30,000,000 shares of Common Stock of which 9,464,013 shares are issued and outstanding and of which 290,370 shares have been reserved for issuance upon exercise of the Warrants and 10,000,000 shares of Preferred Stock of which no shares are issued and outstanding. As of the Closing Date, the capitalization and ownership of the outstanding equity securities of each of the other Loan Parties is as shown on the Corporate Schedule. Immediately following the Closing, none of the Loan Parties will have outstanding any stock or securities convertible or exchangeable for any of its equity securities other than the Warrants, will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital securities, other than the Warrants, the Management Option Plans and as otherwise set forth on the Corporate Schedule. As of the Closing Date, the Loan Parties will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities, except as set forth herein. As of the Closing, all of the Loan Parties' outstanding capital securities will be validly issued, fully paid and nonassessable.

            (e) There are no statutory or contractual stockholders' preemptive rights with respect to the issuance of the Warrants hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital securities other than as contemplated herein.

            (f) SUBSIDIARIES. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person other than the ownership as shown on the Corporate Schedule.

            (g) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the other Note Documents and all other agreements contemplated hereby and thereby to which any of the Loan Parties is a party has been duly authorized by each of the Loan Parties. The Note Documents have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations of each of the Loan Parties, enforceable in accordance with their respective terms, except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting enforcement of creditors' rights and (2) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery by each of the Loan Parties of the Note Documents do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as permitted hereunder, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents or Bylaws of any of the

      Loan Parties, or any law, statute, rule or regulation to which any of the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which any of the Loan Parties are a party or to which it or its assets are subject.

            (h) GOVERNMENTAL APPROVALS. Except as specifically provided by the Note Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the transactions contemplated in the Note Documents by any of the Loan Parties.

            (i) NO MATERIAL ADVERSE CHANGE. Since February 25, 2000, there has been no event or occurrence that is likely to have a Material Adverse Effect.

            (j) LITIGATION. Except as described in the "Litigation Schedule," there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Company, threatened against or filed by or affecting any of the Loan Parties that, if adversely determined, could be reasonably expected to have a Material Adverse Effect. The Company shall promptly provide each Purchaser with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings, in each case, if the actions meet the disclosure requirements of the preceding sentence.

            (k) COMPLIANCE WITH LAWS. None of the Loan Parties is in violation in any material respect of any applicable Law if such violation could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default with respect to any final, non-appealable judgment, writ, injunction, decree, rule or regulation of any Governmental Authorities if such default could reasonably be expected to have a Material Adverse Effect.

            (l) [Intentionally Omitted]

            (m) ENVIRONMENTAL PROTECTION. Each Loan Party has obtained all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws to carry on its business as now being or as currently proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Loan Parties is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

            In addition, except as set forth in the "Environmental Schedule" hereto:

                (i) No notice, notification, demand, request for information, citation, summons or order has been issued to any Loan Party or about which any Loan Party has otherwise become aware, no complaint has been filed against any Loan

            Party or about which any Loan Party has otherwise become aware, no penalty has been assessed against any Loan Party or about which any Loan Party has otherwise become aware and no investigation or review is pending or, to the knowledge of any Loan Party, threatened by any governmental authority or other entity with respect to any alleged failure by any Loan Party to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Loan Party or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Loan Party, which has either not been resolved to the satisfaction of the issuing authority or which would not individually or in the aggregate have a Material Adverse Effect.

                (ii) None of the Loan Parties owns, operates or leases a
            treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and (A) no PCBs (as defined in the definition of Hazardous Materials) are or have been present at any site or facility now or previously owned, operated or leased by any Loan Party; (B) no asbestos or asbestos-containing materials that are friable or bear a reasonable chance of becoming friable are or have been present at any site or facility now or previously owned, operated or leased by any Loan Party; (C) there are no USTs for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Loan Party that are not in material compliance with all applicable Environmental Laws, and there are no surface impoundments for Hazardous Materials, active or abandoned at any site or facility now or previously owned, operated or leased by any Loan Party; (D) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by any Loan Party in a reportable quantity established by any applicable Environmental Law; and (E) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by any Loan Party that would (either individually or in the aggregate) have a Material Adverse Effect.

                (iii) None of the Loan Parties has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries, which individually or in the aggregate would have a Material Adverse Effect.

                (iv) No Hazardous Material generated by any Loan Parties has been recycled, treated, stored, disposed of or Released by any Loan Party at any facility which is subject to an Environmental Claim which would reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

                (v) No oral or written notification of a Release of a Hazardous
            Material has been filed by or on behalf of any Loan Parties and no site or facility now or previously owned, operated or leased by any Loan Party is listed or to the knowledge of any Loan Party (upon due investigation) proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up, in each case, which has either not been resolved to the satisfaction of the issuing authority or which would not individually or in the aggregate have a Material Adverse Effect.

                (vi) No Liens have arisen under or pursuant to any Environmental
            Laws on any site or facility owned, operated or leased by any Loan Party, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Loan Parties would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                (vii) All investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any Loan Party relating to environmental matters at or affecting any site or facility now or previously owned, operated or leased by the any Loan Party and that reveal facts, circumstances or conditions that could reasonably be expected to result in a Material Adverse Effect have been made available to the Purchasers.

            (n) LEGAL INVESTMENTS; USE OF PROCEEDS. The Company will use the proceeds from the sale of the Notes to refinance the indebtedness set forth on the "Use of Proceeds Schedule" and for general working capital purposes. None of the Loan Parties is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

            (o) TAXES. Each of the Loan Parties (either directly, or indirectly through the Company) has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes, except for any taxes being contested by a Loan Party in good faith by proper proceedings as to which no Liens have been created on any property of any Loan Party.

            (p) LABOR AND EMPLOYMENT. Each of the Loan Parties is and each of its Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Loan Parties or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties is or was required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. Except as reflected in the Loan Parties' respective balance sheets dated as of March 31, 2000, each of the Loan Parties is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending of threatened labor disputes, work stoppages or strikes.

            (q) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of the Loan Parties is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (r) PROPERTIES; SECURITY INTERESTS. The Loan Parties have good and marketable title to, valid leasehold interests in or valid rights to use, all of the material assets and properties required by each of the Loan Parties to conduct the Business (collectively, the "Properties and Facilities"), subject to no Liens except for Permitted Liens. All real estate owned or leased by any of the Loan Parties is listed on the "Properties Schedule."

            (s) SOLVENCY. After giving effect to the transactions contemplated herein, (i) the fair value of the assets of the Company, on a consolidated basis, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property the Company, on a consolidated basis will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company, on a consolidated basis will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

            (t) COMPLETE DISCLOSURE. Except as disclosed in the Company's filings with the SEC, all factual information (other than projections) furnished by or on behalf of any of the Loan Parties to each Purchaser for purposes of or in connection with this Agreement and all other such factual information (other than projections) hereafter furnished by or on behalf of any of the Loan Parties will be, when taken as a whole, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

            (u) SIDE AGREEMENTS. None of the Loan Parties nor any Affiliate of the Loan Parties and no director, officer or employee of any of the Loan Parties or any of its Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business with respect to any Correctional and Detention Facility Contract, pursuant to which the director, officer, employee, Loan Parties or Affiliate has agreed to do anything beyond the requirements of the Correctional and Detention Facility Contract.

            (v) BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties, or any of their officers, directors or agents with respect to the issue of the Notes, the Warrants or the transactions contemplated by this Agreement except for fees payable to ING (U.S.) Capital LLC in the amount of $1,400,000. The Loan Parties jointly and severally, agree to indemnify each Purchaser and hold it harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons each engaged by each Purchaser without the knowledge of the Loan Parties.

            (w) PRINCIPAL PLACE OF BUSINESS. The Company's principal place of business is 1700 West Loop South, Suite 1500, Houston, Texas 77027.

      5.2 ABSOLUTE RELIANCE ON THE REPRESENTATIONS AND WARRANTIES. So long as any Notes or other obligations of the Company to any Purchaser are outstanding, all representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement.

                                   ARTICLE 6

                                TRANSFER OF NOTES

      6.1 RESTRICTED SECURITIES. Each Purchaser acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Loan Parties are not required to register the Notes or the Warrants, as the case may be.

      6.2 LEGENDS; PURCHASERS' REPRESENTATIONS. Each Purchaser hereby represents and warrants to the Loan Parties that (a) it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of such Purchaser) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. Upon the assignment or transfer by each Purchaser or any of its successors or assignees of all or any part of the Securities, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof; and (b) no broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Purchasers or any of their officers, directors or agents with respect to the issue of the Notes, the Warrants and the other transactions contemplated by the Note Documents. The Purchasers jointly but not severally, agree to indemnify the Loan Parties and hold them harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Purchasers, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons each engaged by the Loan Parties without the knowledge of the Purchasers.

      6.3 TRANSFER OF NOTES. Subject to Section 6.2 hereof and the following sentence of this Section 6.3, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $2,000,000 in original principal amount), by surrendering such Note to the Loan Parties duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. So long as the maturity dates of the Notes have not been accelerated or no Event of Bankruptcy with respect to any Loan Party has occurred or is occurring, each Purchaser agrees that any new holder referred to in the preceding sentence of this Section 6.3 shall not be a Direct Competitor of the Company and shall be an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is in the business of purchasing the securities or investments similar to the transactions contemplated in this Agreement. The Loan Parties shall simultaneously deliver to such holder or its designee such new Notes and shall mark the surrendered Notes as canceled. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Loan Parties of such assignment specifying the new holder's name and address; in such case, the Loan Parties shall promptly acknowledge such assignment in writing to both the old and new holder.

      6.4 REPLACEMENT OF LOST SECURITIES. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Securities have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Security.

      6.5 NO OTHER REPRESENTATIONS AFFECTED. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to each Purchaser.

                                   ARTICLE 7

                                    COVENANTS

      7.1 AFFIRMATIVE COVENANTS. Each of the Loan Parties, jointly and severally, covenants that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, so long as any Purchaser owns any Warrants, shall:

            (a) EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

            (b) BUSINESSES AND PROPERTIES; COMPLIANCE WITH LAWS. At all times
      (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other trade names which may be material to the conduct of its business, (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, in each case, if failure to comply could be reasonably expected to have a Material Adverse Effect,
      (iii) take all action that may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, ordinary wear and tear excepted, and (v) except for obsolete or worn out equipment, keep its property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

            (c) INSURANCE. Maintain insurance required by the Note Documents, including but not limited to: (i) coverage on its insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (ii) public liability; (iii) workers' compensation; (iv) business interruption; and (v) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Loan Parties shall pay all insurance premiums payable by it and shall deliver copies of the policy or policies of such insurance (or certificates of insurance with copies of such policies) to each Purchaser. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to

      Purchasers, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to each Purchaser.

            (d) OBLIGATIONS AND TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that none of the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on its books adequate reserves with respect thereto.

            (e) FINANCIAL STATEMENTS; REPORTS. Furnish to each Purchaser:

                (i) ANNUAL STATEMENTS. Within ninety (90) days after the end of each fiscal year, a balance sheet and statements of operations, shareholders' equity and cash flows of the Company showing, on a consolidated and consolidating basis, the financial condition of the Company, on a consolidated basis as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by Arthur Andersen LLP or a firm of independent certified public accountants of recognized national standing acceptable to Purchasers and accompanied by an opinion of such accountants (which shall not contain any Impermissible Qualifications) which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Loan Parties as at the end of and for such year in accordance with GAAP.

                (ii) QUARTERLY STATEMENTS. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, shareholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Company shall also provide with the statements provided for in this
            Section 7.1(e)(ii) a management discussion and analysis comparing the financial results related therein to its budget for the period discussed and the same fiscal period for the prior year.

                (iii) MONTHLY STATEMENTS. Within thirty (30) calendar days after the end of each calendar month, financial statements (including a balance sheet and income statements) showing the financial condition and results of operations of the Company, on a consolidated basis, as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, subject to normal year end adjustments. In addition, the Company shall provide monthly profit and loss statements by facility, with comparisons to the budget for such periods.

                (iv) FORMAT; CERTIFICATE OF COMPLIANCE. If requested by
            Purchaser, each balance sheet, income statement and cash flow statement furnished to Purchasers pursuant to subsection (i), (ii) or (iii) of this Section 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as are customarily used by the Company. Each financial statement furnished to Purchasers pursuant to subsections (i), (ii) and (iii) of this Section 7.1(e) shall be accompanied by a written certificate signed by a senior financial officer of the Company to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same. Each financial statement furnished to Purchasers pursuant to subsection (ii) of this Section 7.1(e) shall be accompanied by a compliance certificate in the form of Exhibit H showing Loan Parties' compliance with the covenants set forth in
            Section 7.3.

                (v) ACCOUNTANT REPORTS. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Company made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                (vi) PROJECTIONS. As soon as available, but in no event later than January 15 of each year, a projection of the Loan Parties' consolidated balance sheet, income, retained earnings and cash flow statements and capital expenditure requirements, respectively, on a monthly basis for the following fiscal year and comparable actual and budgeted figures for the current year and the months thereof; and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment.

                (vii) ADDITIONAL INFORMATION. Promptly, from time to time, such other information regarding the compliance by each of the Loan Parties with the terms of this Agreement and the other Note Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties as each Purchaser may reasonably request and which is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.

            (f) LITIGATION AND OTHER NOTICES. Give each Purchaser prompt written notice of the following:

                (i) ORDERS; INJUNCTIONS. The issuance by any court or
            governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint unless such action, if adversely determined, would not have a Material Adverse Effect.

                (ii) LITIGATION. The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and which, if adversely determined against any of the Loan Parties, could result in uninsured liability in excess of $500,000 in the aggregate unless such action, if adversely determined, would not have a Material Adverse Effect.

                (iii) DEFAULT. Any Default or Event of Default specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

            (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to each Purchaser (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties knows or has reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan subject to Title IV of ERISA (other than a Multiemployer Plan) or subject of Section 302 of ERISA (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of its ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respects thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and
      (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

            (h) MAINTAINING RECORDS; ACCESS TO PREMISES AND INSPECTIONS. Upon reasonable notice to the Company, at all reasonable times and during normal business hours and as often as any Purchaser may reasonably request (and at any time after the occurrence and during the continuation of Event of Default), permit any authorized representative designated by each Purchaser to visit and inspect the properties and financial records of each of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' reasonable expense, and permit any authorized representative designated by each Purchaser to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' senior financial officers and such other officers as the Loan Parties shall deem appropriate, and the Company's independent public accountants.

            (i) BOARD OF DIRECTORS. Until such time as each Purchaser sells any of its Common Stock, such Purchaser shall have the right to receive all materials prepared in advance for meetings by the Board of Directors. The Company reserves the right not to provide information to the extent that delivery of such information would result in the disclosure of material that that the Company is specifically restricted from disclosing pursuant to a written confidentiality agreement or which would adversely affect the attorney/client privilege between the Company and its counsel.

      7.2 NEGATIVE COVENANTS. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

            (a) INDEBTEDNESS. None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except (without duplication):

                (i) Indebtedness under this Agreement;

                (ii) Indebtedness constituting Senior Debt (subject to the limitations set forth in the definition of Senior Debt);

                (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

                (iv) Indebtedness set forth on Schedule 7.2(a) "Permitted
            Indebtedness";

                (v) Indebtedness of Subsidiaries of the Company to the Company
            or to other Subsidiaries of the Company; and

                (vi) Indebtedness of the Company and its Subsidiaries secured by
            Permitted Liens, up to but not exceeding $1,000,000 at any one time outstanding.

            (b) NEGATIVE PLEDGE; LIENS. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, "Permitted Liens"):

                (i) Liens securing the Senior Debt;

                (ii) Liens in existence on the date hereof and listed in the
            "Permitted Liens Schedule" attached hereto;

                (iii) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under SECTION 8.1(I) hereof;

                (v) pledges or deposits under worker's compensation,
            unemployment insurance and other social security legislation;

                (vi) deposits to secure the performance of bids, trade contracts
            (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                (viii) Liens upon real and/or tangible personal Property
            acquired after the date hereof (by purchase, construction or otherwise) by the Loan Parties, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Loan Parties other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise); and

                (ix) extensions, renewals and replacements of Liens referred to in clauses (i) through (viii) of this Section 7.2(b) provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

            (c) CONTINGENT LIABILITIES. The Loan Parties shall not become liable for any Guaranties, except for (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) Guaranties of Indebtedness permitted by Section 7.2(a).

            (d) AGREEMENTS. None of the Loan Parties shall enter into any loan agreements, leases or other agreements that would prevent Purchasers from curing defaults thereunder.

            (e) ASSET DISPOSITIONS. The Loan Parties shall not permit any Asset Dispositions that are greater than (i) fifteen percent (15%), in any given fiscal year, of the value, as reported on the financial statements last delivered pursuant to Section 7.1(e), of the assets of the Loan Parties on a consolidated basis or (ii) thirty percent (30%), on a cumulative basis from the Closing Date, of the value reported on the financial statements last delivered pursuant to Section 7.1(e) as of the end of the fiscal quarter of the Company immediately preceding the most recent Asset Disposition, as reported on the financial statements last delivered pursuant to Section 7.1(e), of the assets of the Loan Parties on a consolidated basis.

            (f) AFFILIATE TRANSACTIONS. Except as expressly permitted by this Agreement, the Loan Parties will not, directly or indirectly: (i) make any Investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (iii) merge into or consolidate with or purchase or acquire Property from an Affiliate; or
      (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (1) any Affiliate who is an individual may serve as a director, officer or employee of any Loan Party and receive reasonable compensation for his or her services in such capacity and (2) each of the Loan Parties may enter into transactions (other than extensions of credit by the Loan Parties to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Loan Parties as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

            (g) DIVIDENDS AND STOCK PURCHASES. None of the Loan Parties shall directly or indirectly: declare or pay any dividends (excluding dividends declared by the Company payable solely in shares of the Company's stock), or make any distribution of any kind on its outstanding equity securities or any other payment of any kind with respect to its outstanding equity securities to any of its stockholders or Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of its other securities), or set aside any sum for any such purpose; PROVIDED, HOWEVER, that the Company may: (i) repurchase shares of the Common Stock so long as the aggregate amount paid by the Company for all such repurchases does not exceed $2,500,000 in any fiscal year of the Company and $7,500,000, in the aggregate, and (ii) declare or make stock splits which do not decrease the percentage ownership of any Person in any class of the capital stock of the Company; and PROVIDED, FURTHER, that so long as no Default or Event of Default shall exist or be continuing hereunder or be created as a result thereof, the Loan Parties may pay dividends or make distributions solely to other Loan Parties.

            (h) ADVANCES, INVESTMENTS AND LOANS. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person, except:

                (i) securities issued or directly and fully guaranteed or
            insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

                (ii) United States dollar denominated time deposits,
            certificates of deposit and bankers acceptances of any bank or trust company having capital, surplus and undivided profits of at least $500,000 with maturities of not more than six months from the date of acquisition;

                (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

                (iv) marketable direct obligations issued by any state of the
            United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                (vi) Investments (including debt obligations) received in
            connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                (vii) receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

                (viii) deposits made in the ordinary course of business
            consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

                (ix) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $250,000;

                (x) Interest Rate Protection Agreements required to be
            maintained under Section 9.19 of the Credit Agreement;

                (xi) loans or advances made by the Company to Mr. David Cornell and Mr. Steven Logan, with the terms and conditions set forth on
            Schedule 7.2(h) "Advance and Loan Terms and Conditions" to this Agreement, in an aggregate amount not to exceed $1,300,000; and

                (xii) additional Investments up to but not exceeding $200,000 in the aggregate.

            (i) USE OF PROCEEDS. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

            (j) SUBSIDIARIES. None of the Loan Parties shall establish or acquire any Subsidiary that does not execute and become a party to this Agreement and that certain Guarantee Agreement dated as of the date hereof by and among the Loan Parties signatory thereto executed in connection with Section 4.1(f)(xii) of this Agreement.

            (k) BUSINESS. None of the Loan Parties shall engage, directly or indirectly, in any business other than as stated in Section 5.1(b) (Principal Business) hereof.

            (l) FISCAL YEAR; ACCOUNTING. None of the Loan Parties shall change its Fiscal Year from ending on December 31 or method of accounting (other than immaterial changes in methods), except as required by GAAP.

            (m) ESTABLISHMENT OF NEW OR CHANGED BUSINESS LOCATIONS. None of the Loan Parties shall relocate its principal executive offices or other facilities, and shall not establish new business locations or store any inventory or other assets at a location not identified to each Purchaser on or before the date hereof, without providing not less than thirty (30) days advance written notice to such Purchaser.

            (n) CHANGED OR ADDITIONAL BUSINESS NAMES. None of the Loan Parties shall change its corporate name or establish new or additional trade names without providing thirty (30) days advance written notice to each Purchaser.

            (o) BROKER'S FEES. None of the Loan Parties or the Purchasers shall pay or suffer payment of broker's or finder's or placement fees or commissions payable to any broker or agent engaged by the Loan Parties or the Purchasers or any of their officers, directors or agents with respect to the issue of the Notes, the Warrants or the transactions contemplated by this Agreement other than the fee due to ING (U.S.) Capital LLC.

            (p) THE CORNELL COX GROUP, L.P. The Cornell Cox Group, L.P., a Delaware limited partnership, shall not hold or acquire any Property and shall not incur any Indebtedness or other liabilities in addition to those in existence as of the date hereof.

            (q) SALE LEASE-BACK TRANSACTIONS. Except for Municipal Transactions, the Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person whereby the Company or such Subsidiary shall sell or otherwise transfer any of its Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred UNLESS the following conditions are satisfied:

                (i) the consideration received by the Company or such Subsidiary in connection with such transfer is at least equal to the fair market value of the Property so transferred (as reasonably determined by the Board of Directors of the Company); and

                (ii) all of the net proceeds received by the Company or any of its Subsidiaries in connection with any such transaction are used by the Company, within 18 months of the receipt thereof, to either (i) acquire other Property in compliance with the term of this Agreement and/or (ii) repay or prepay Indebtedness of the Company or any of its Subsidiaries.

      7.3 FINANCIAL COVENANTS. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, they shall maintain at the end of each calendar quarter, calculated using the immediately preceding 12 months performance of the Loan Parties, unless stated to the contrary herein, (each such date being a "Measurement Date") beginning with July 31, 2000:

            (a) EBITDAR RATIO I. The Company will not permit the EBITDAR Ratio I with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to exceed the applicable ratio set forth under the caption "Ratio" opposite such period:

            PERIOD                                RATIO
            ------                                -----
      Closing Date through and
      including March 31, 2001                    4.10 to 1

      April 1, 2001 through and
      including December 31, 2001                 4.00 to 1

      January 1, 2002 through and
      including June 30, 2005                     3.75 to 1

      July 1, 2005 through and

            PERIOD                                RATIO
            ------                                -----

      including June 30, 2006                     3.50 to 1

      July 1, 2006 through and
      all times thereafter                        3.25 to 1

            (b) EBITDAR RATIO II. The Company will not permit the EBITDAR Ratio II with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to exceed the applicable ratio set forth under the caption "Ratio" opposite such period:

            PERIOD                                RATIO
            ------                                -----
      Closing Date through and
      including March 31, 2001                    5.50 to 1

      April 1, 2001 through and
      including September 30, 2001                4.90 to 1

      October 1, 2001 through and
      including March 31, 2002                    4.90 to 1

      April 1, 2002 through and
      including June 30, 2005                     4.75 to 1

      July 1, 2005 through and
      including June 30, 2006                     4.50 to 1

      July 1, 2006 and all times thereafter       4.25 to 1

            (c) NET WORTH. The Company will not permit its Net Worth, as measured at the last day of any fiscal quarter of the Company (a "Calculation Date"), to be less than the sum of the following:

                (i) $83,000,000; plus

                (ii) an amount equal to 50% of the aggregate net income of the
            Company (determined on a consolidated basis in accordance with GAAP) for each fiscal quarter of the Company for which such net income is a positive number, commencing with the fiscal quarter ending on September 30, 2000 and ending with the fiscal quarter ending on the Calculation Date; plus

                (iii) an amount equal to the aggregate Net Available Proceeds received in respect of Equity Issuances during the period commencing on July 1, 2000 and ending on the last day of such fiscal quarter.

            (d) INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio with respect to any period ending on a date that falls within any period set forth under the column entitled "Period" to be less than the applicable ratio set forth under the caption "Ratio" opposite such period:

              PERIOD                               RATIO
              ------                               -----

      Closing Date through and
      including March 31, 2003                   1.80 to 1
      April 1, 2003 through and
      including December 31, 2003                1.90 to 1
      January 1, 2004 through and
      including June 30, 2004                    2.00 to 1
      July 1, 2004 and all times
      thereafter                                 2.00 to 1

            (e) FIXED CHARGES RATIO. The Company will not permit the Fixed Charges Ratio with respect to any period ending on a date that falls within any period set forth under the column entitled "Period" to be less than the applicable ratio set forth under the caption "Ratio" opposite such period:

               PERIOD                               RATIO
               ------                               -----
      Closing Date through and
      including March 31, 2001                    1.40 to 1
      April 1, 2001 through and
      including June 30, 2003                     1.40 to 1
      July 1, 2003 and all times thereafter       1.35 to 1


            (f) CAPITAL EXPENDITURES. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures at any time, except for the following:

                (i) maintenance and infrastructure Capital Expenditures in an aggregate amount not to exceed an amount equal to 3.25% of the total revenues of the Company and its Subsidiaries for such year; and

                (ii) Capital Expenditures made in connection with Eligible
            Acquisitions and/or Eligible New Contracts for the period beginning from the date on which such Eligible Acquisitions and/or Eligible New Contracts are consummated and ending on July 21, 2007.

                                   ARTICLE 8

                                EVENTS OF DEFAULT

      8.1 EVENTS OF DEFAULT. An Event of Default means the occurrence of one or more of the following described events:

            (a) the Loan Parties shall default in the payment of (i) interest on the Notes and all premiums, fees and expenses related thereto within five
      (5) days after its due date or (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections
      3.2 or 3.4, upon any scheduled payment date or by acceleration or otherwise;

            (b) any of the Loan Parties shall be (i) in default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $1,000,000.00 or more (other than the Senior Debt), or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; (ii) the Company shall be obligated to pay any "Recourse Deficiency Amount" (as that term is defined in the Master Agreement) in respect of the Senior Synthetic Loans; or (iii) the Senior Debt, or any portion thereof, becomes due prior to its stated maturity (whether automatically or by acceleration).

            (c) any representation or warranty herein made by any of the Loan Parties, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

            (d) any of the Loan Parties shall default in the performance of any covenant, condition or provision of Section 7.1(h) or 7.3;

            (e) any of the Loan Parties shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Note Documents, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from a Purchaser of such default (ii) actual knowledge by the Loan Parties of such default or (iii) any applicable notice or cure period therein;

            (f) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any of the Loan Parties in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any of the Loan Parties or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

            (g) any of the Loan Parties shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any of the Loan Parties or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;

            (h) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;

            (i) a final judgment which, with other undischarged final judgments against any of the Loan Parties, exceeds an aggregate of $5,000,000 (excluding judgments to the extent the Loan Parties are fully insured or the deductible or retention limit does not exceed $100,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any of the Loan Parties if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal (or appropriate bond filed), or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

            (j) a reasonable basis shall exist for the assertion against the Loan Parties, or any predecessor in interest of the Loan Parties or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the exercise of commercially reasonable judgment of the Purchasers is reasonably likely to be determined adversely to the Loan Parties, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Loan Parties but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); and

            (k) Failure to prepay the Notes, in accordance with Section 3.4 hereof.

      8.2 CONSEQUENCES OF EVENT OF DEFAULT.

            (a) BANKRUPTCY. If an Event of Default specified in paragraphs (f) or (g) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

            (b) OTHER DEFAULTS. If any other Event of Default shall occur the holders of a majority of the outstanding principal balance of the Notes may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, as the case may be, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

            (c) PENALTY INTEREST. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus three percent (3%).

            (d) PREMIUM. In the event of any acceleration of Notes pursuant to
      Section 8.2(b) hereof, the Loan Parties shall also pay to holders of Notes the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes.

                                   ARTICLE 9

                             [intentionally omitted]

                                   ARTICLE 10

                             [intentionally omitted]

                                   ARTICLE 11

                               REGISTRATION RIGHTS

      11.1 PIGGYBACK REGISTRATIONS.

            (a) Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice (in any event within five Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least twenty (20) days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 11.1 shall advise the Company in writing within ten
      (10) days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its reasonable best efforts to effect registration under the Securities Act of such Registrable Securities.

            (b) The registration expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations to the extent provided in Section 11.5.

            (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company or the holders of 1994 Shares or 1999 Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration in the following order: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities, the 1994 Shares and the 1999 Shares, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of Registrable Securities, the 1994 Shares and the 1999 Shares, owned by each such holder, and (iii) third, other securities requested to be included in such registration.

            (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the holders of the 1994 Shares or the 1999 Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the Registrable Securities, the 1994 Shares and the 1999 Shares requested to be included in such registration, pro rata among the holders of such Registrable Securities, the 1994 Shares and the 1999 Shares on the basis of the number of shares owned by each such holder, and (ii) second, other securities requested to be included in such registration.

            (e) If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be made by the Company but must be approved by the holders of a majority of the Registrable Securities who request to be included in such Piggyback Registration. Such approval will not be unreasonably withheld.

            (f) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 11.1, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

      11.2  DEMAND REGISTRATION RIGHTS.

            (a) If the Company receives a written request at any time prior to the seventh (7th) anniversary of the Closing, which request may only be made once by the Purchasers, by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of such securities, the Company shall follow the procedures described in this Section 11.2. Within five (5) days of its receipt of such request, the Company shall give written notice ("Demand Registration Request") of such proposed registration (a "Demand Registration") to all holders of Registrable Securities, and thereupon, the Company shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the Registrable Shares it has been requested to register in such initial request and in any response to such notice given to the Company within twenty (20) days after the Company's giving of such notice.

            (b) The Company shall not be required to effect a registration pursuant to this Section 11.2 during the first 90 days after the effective date of any registration statement filed by the Company under Section 11.1 if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.

            (c) The Company may include in any registration under this Section
      11.2 any other Common Stock or other equity securities (including issued and outstanding Common Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights) so long as the inclusion in such registration of such Securities will not, in the opinion of the managing underwriter of the Common Stock of the stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the securities sought to be registered by such demanding stockholders pursuant to this
      Section 11.2.

            (d) Notwithstanding anything to the contrary contained in this
      Section 11.2, the Company shall be required to complete only one (1) Demand Registration.

      11.3 HOLDBACK AGREEMENTS. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act or any successor rule) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten days prior to and during the 90-day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten public offering of equity securities of the Company (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

      11.4 REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Warrants held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

            (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any such jurisdiction other than the states of the United States of America and the District of Columbia);

            (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

            (e) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

            (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

            (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

            (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement subject to any applicable confidentiality obligations owing to the Company and the other parties to any such registration;

            (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

            (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

      11.5 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Article 11, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses, excluding underwriting discounts and commissions, being herein called "Registration Expenses"), will be borne by the Company. The Company will bear the cost of one set of counsel for the holders of Registrable Securities participating in any Piggyback Registration or Demand Registration. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.

      11.6 INDEMNIFICATION.

            (a) In connection with any registration of Registrable Securities under the Securities Act, the Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or required by such holder to be included therein pursuant to Section 11.4(j) of this Agreement or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

            (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or required by such holder to be included therein pursuant to Section 11.4(j) of this Agreement. In connection with an underwritten offering, the holders of the Registrable Securities will indemnify the underwriters, such directors and officers and such Persons who control the underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed or if such defense is not assumed as a result of a conflict of interest pursuant to (ii) above, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Each indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnifying party's indemnification is unavailable for any reason.

      11.7 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and which are customarily in such underwriting arrangements.

      11.8 OTHER RIGHTS. The Company will not grant to any Person any registration rights after the date hereof, unless such rights are fully subordinated to the registration rights of the holders of Registrable Securities provided herein.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) none of the Loan Parties may assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Purchasers and (b) and each Purchaser shall have the right to assign its rights hereunder and under the Securities; provided that such assignee agrees to execute or be subject to that certain Intercreditor Agreement (the "Intercreditor Agreement") dated the date hereof by and between ACS and TIAA or an agreement with substantially similar terms and conditions to the Intercreditor Agreement.

      12.2 MODIFICATIONS, AMENDMENTS OR WAIVERS. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by each of the Loan Parties and Purchasers and to the extent such modification, amendment or waiver relates to the Notes or the Warrants, by prior written consent of holders of a majority in aggregate principal amount of the outstanding Notes or holders of a majority of the Warrants, as applicable; provided that no such action will change (a) the rate at which, or the manner in which, interest accrues on the Notes or the times at which such interest becomes payable, (b) any provision relating to the scheduled payments or prepayments of principal on the Notes, or (c) this Section 12.2 without the written consent of all holders of the relevant Notes.

      12.3 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which Purchasers or any holder of Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

      12.4 REIMBURSEMENT OF EXPENSES; TAXES. Subject to the provisions of
Section 11.5, the Loan Parties, jointly and severally, upon demand shall pay or reimburse each Purchaser for all reasonable fees and expenses incurred or payable by such Purchaser (including, without limitation, reasonable fees and expenses of special counsel for such Purchaser), from time to time (a) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Note Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (c) arising in connection with the enforcement of this Agreement or collection of the Notes. The Loan Parties, jointly and severally, agree to pay and save each Purchaser harmless from all liability for any stamp, transfer or other similar taxes which may be payable in connection with this Agreement or the performance of any transactions contemplated hereby.

      12.5 HOLIDAYS. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

      12.6 NOTICES. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

         to the Loan Parties:

              Cornell Companies, Inc.
              1700 West Loop South, Suite 1500
              Houston, Texas  77027
              Attn:  John L. Hendrix
              Telecopier:  713-335-9290

         to ACS:

              American Capital Strategies, Ltd.
              2 Bethesda Metro Center, Suite 1400
              Bethesda, Maryland  20814
              Attn:  President
              Telecopier:  (301) 654-6714

         with a copy to:

              American Capital Strategies, Ltd.
              2626 Cole Avenue, Suite 400
              Dallas, Texas  75204
              Attn:  Darin Winn
              Telecopier:  214-665-9528
         with a copy to:

              Patton Boggs LLP
              2001 Ross Avenue
              Suite 3000
              Dallas, Texas  75201
              Attn:  Charles P. Miller, Esq.
              Telecopier:  (214) 758-1550

         to TIAA:

              Teachers Insurance and Annuity Association of America Securities Division - Private Placement
              730 Third Avenue
              New York, New York  10017
              Attn:  Estelle Simsolo
              Telecopier:  212-916-5682

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

      12.7 SURVIVAL. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and the Warrants and shall continue in full force and effect so long as any Note or Warrant is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder.

      12.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      12.9 JURISDICTION, CONSENT TO SERVICE OF PROCESS.

            (a) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE

      HEARD AND DETERMINED IN SUCH TEXAS OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT SITTING IN THE STATE OF TEXAS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            (b) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY TEXAS OR FEDERAL COURT SITTING IN THE STATE OF TEXAS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

      12.10 JURY TRIAL WAIVER. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      12.11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

      12.12 HEADINGS. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      12.13 INDEMNITY. Subject to the indemnification provisions of Section 11.6, the Loan Parties, jointly and severally, hereby agree to indemnify, defend and hold harmless each Purchaser and its officers, directors, employees, agents and representatives, and its respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which such Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, any of the Loan Parties or its Affiliates or any officer, director, employee, agent or representative of any of the Loan Parties or its Affiliates with respect to the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse such Purchaser and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, each of the Loan Parties agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 12.13 which is permissible under applicable law. THE FOREGOING INDEMNITY INDEMNIFIES PURCHASERS FROM THEIR OWN NEGLIGENCE.

      12.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      12.15 INTEGRATION. This Agreement and the other Note Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

      12.16 THE COMPANY AS AGENT AND ATTORNEY-IN-FACT. Each of the Loan Parties other than the Company hereby appoints the Company as its agent and attorney-in-fact for all purposes hereunder and under all of the other Note Documents. Such appointment shall be irrevocable and coupled with an interest and each Purchaser shall be entitled to rely unconditionally on any writing or other communication that it receives purporting to be delivered pursuant thereto.

      12.17 CONFIDENTIALITY. Each Purchaser agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Purchasers, (iii) to bank examiners, auditors or accountants, (iv) to the Purchasers, (v) in connection with any litigation to which any one or more of the Purchasers is a party relating to any of the Loan Parties or the transactions contemplated hereby, (vi) to a subsidiary or affiliate of such Purchaser or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Purchaser a confidentiality agreement in the form of Exhibit C attached hereto; provided, further, that in no event shall any Purchaser be obligated or required to return any materials furnished by the Company.

                             *          *          *

                                SIGNATURE PAGE TO
                       NOTE AND EQUITY PURCHASE AGREEMENT


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  LOAN PARTIES:

                                  CORNELL COMPANIES, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS MANAGEMENT, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS OF TEXAS, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS OF CALIFORNIA, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS OF RHODE ISLAND, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS OF OKLAHOMA, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

Note and Equity Purchase Agreement

                                  CORNELL CORRECTIONS OF GEORGIA, L.P.

                                  By: CCGI Corporation, its general partner

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS OF ALASKA, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL ABRAXAS GROUP, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  WBP LEASING, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL INTERVENTIONS, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                CCGI CORPORATION

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

Note and Equity Purchase Agreement

                                  CORNELL CORRECTIONS CONSULTING, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  THE CORNELL COX GROUP, L.P.

                                  By: Cornell Corrections of North America, Inc.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  CORNELL CORRECTIONS OF NORTH AMERICA, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

                                  INTERNATIONAL SELF HELP SERVICES, INC.

                                  By: _______________________
                                      John L. Hendrix
                                      Chief Financial Officer

Note and Equity Purchase Agreement

                                  PURCHASER:

                                  AMERICAN CAPITAL STRATEGIES,
                                    LTD.

                                  By: _______________________
                                      Roland Cline
                                      Vice President


                                  PURCHASER:

                                  TEACHERS INSURANCE and ANNUITY
                                  ASSOCIATION of AMERICA


                                  By: _______________________
                                      Estelle Simsolo
                                      Director - Private Placement

Note and Equity Purchase Agreement

                                     ANNEX A

                       INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS                          PRINCIPAL AMOUNT OF
OF PURCHASER                              NOTES TO BE PURCHASED
----------------                          ---------------------

AMERICAN CAPITAL STRATEGIES, LTD.         Notes
2 Bethesda Metro Center                   $30,000,000
Suite 1400
Bethesda, MD  20814

                                          Warrants to Purchase
                                          217,778 Shares of Common Stock


TEACHERS INSURANCE AND                    Notes
ANNUITY ASSOCIATION OF AMERICA            $10,000,000
730 Third Avenue
New York, New York  10017
                                          Warrants to Purchase
                                          72,592 Shares of
                                          Common Stock





All Notes of ACS will be assigned to:

ACS FUNDING TRUST I
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center
Suite 1400
Bethesda, MD  20814


(1)   All payments:

      For ACS, if by wire:

            Account Name:  ACS Funding Trust I
            Account #: 8601046967
            Bank:  LaSalle National Bank, Chicago
            ABA #: 071000505

      If by mail:

            ACS Funding Trust I
            135 South LaSalle Street, Dept 4522
            Chicago, Illinois  60674-4522

      If by overnight parcel service (e.g., FedEx, UPS, etc):

            ACS Funding Trust I
            200 West Monroe Street, Suite 200
            Chicago, Illinois  60606
            Attn:  ACS Funding Trust I, Dept. 4522

      with sufficient information
      to identify the source and
      application of such funds.

For TIAA, if by wire:

            Account Name: Teachers Insurance and Annuity Association Account #900-9-000200
            Bank:  Chase Manhattan Bank
            ABA #021-000-021
            For Further Credit to: G07040
            On order of Cornell Companies, Inc.
            CUSIP #

      with sufficient information
      to identify the source and
      application of such funds,
      including the full name, CUSIP
      number and coupon on the Note,
      allocation of payment between
      principal, interest, premium and
      any special payment.

(2)   All notices of payments and
      written confirmations of
      such wire transfers:

      For ACS:

            American Capital Strategies, Ltd., as Servicer
            2 Bethesda Metro Center, Suite 1400
            Bethesda, Maryland  20814
            Attn:  Comptroller
            Telecopier:  (301) 654-6714

      For TIAA:

            Teachers Insurance and Annuity Association of America
            730 Third Avenue
            New York, NY  10017-3206
            ATTN:  Securities Accounting Division
            Telephone:  (212) 916-6004
            Fax:  (212) 916-6955

(3)   All other communications:

      If to ACS:

            American Capital Strategies, Ltd., as Servicer
            2 Bethesda Metro Center, Suite 1400
            Bethesda, Maryland  20814
            Attn:  President
            Telecopier:  (301) 654-6714

            and to:

            American Capital Strategies, Ltd.
            2626 Cole Avenue, Suite 400
            Dallas, Texas  75204
            Attn: Darin Winn
            Telecopier:  (214) 665-9528

If to TIAA:

            TEACHERS INSURANCE and ANNUITY ASSOCIATION OF AMERICA
            730 Third Avenue
            New York, New York  10017
            Attn:  Estelle Simsolo
            Telecopier:  (212) 916-5682

            And to:

            TEACHERS INSURANCE and ANNUITY ASSOCIATION OF AMERICA
            730 Third Avenue
            New York, New York  10017
            Attn:  Larry Archibald
            Telecopier:  (212) 916-6582

                                     ANNEX B

                              LIST OF LOAN PARTIES


Cornell Companies, Inc.
Cornell Corrections Management, Inc.
Cornell Corrections of Texas, Inc.
Cornell Corrections of California, Inc.
Cornell Corrections of Rhode Island, Inc.
Cornell Corrections of Oklahoma, Inc.
Cornell Corrections of Georgia, L.P.
Cornell Corrections of Alaska, Inc.
Cornell Abraxas Group, Inc.
WBP Leasing, Inc.
Cornell Interventions, Inc.
CCGI Corporation
Cornell Corrections Consulting, Inc.
The Cornell Cox Group, L.P.
Cornell Corrections of North America, Inc.
International Self Help Services, Inc.

                                    EXHIBITS

EXHIBIT A                                 Form of Senior Subordinated Note
EXHIBIT B                                 Form of Warrant
EXHIBIT C                                 Form of Confidentiality Agreement
EXHIBIT H                                 Form of Compliance Certificate


                                    SCHEDULES

"Corporate Schedule"                      (Section 5.1(a))
"Litigation Schedule"                     (Section 5.1(j)
"Environmental Schedule"                  (Section 5.1(m))
 "Use of Proceeds Schedule"               (Section 5.1(n))
"Properties Schedule"                     (Section 5.1(r))
"Permitted Indebtedness Schedule"         (Section 7.2(a))
 "Permitted Liens Schedule"               (Section 7.2(b)(ii))
"Advance and Loan Terms and Conditions"   (Section 7.2(h))


                                     ANNEXES

Annex A                                   Purchaser Information
Annex B                                   List of Loan Parties